Exhibit 10.8
AUTOGENOMICS, INC.
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made as of this 27th day of September, 2013, by and between AutoGenomics, Inc., a Delaware corporation (the “Company”), Genomic Generation Partners LLC, a Delaware limited liability company, and each other investor that purchases shares of the Common Stock in the Common Stock Offering (as such terms are defined below) and executes and delivers a counterpart signature page to this Agreement from time to time (each, a “Purchaser”).
R E C I T A L S
A.    The Board of Directors of the Company has authorized and approved the offer and sale to certain accredited investors of up to $10 million in shares of the common stock, par value $0.01 per share, of the Company (“Common Stock”) at a per share purchase price of $6.97 per share, together with certain warrants (collectively, the “Warrants”) to purchase additional shares of Common Stock (the “Common Stock Offering”).
B.    Purchaser and the Company have entered into a certain Subscription Agreement in connection with the Common Stock Offering pursuant to which Purchaser has acquired certain shares of Common Stock and Warrants (the “Purchase Agreement”).
B.    Capitalized terms not otherwise defined in this Agreement shall have the meanings assigned to them in the Purchase Agreement.
A G R E E M E N T
In consideration of the foregoing and the agreements set forth below, the parties agree with each other, as follows:
1.DEFINITIONS. As used herein:
1.1    The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.
1.2    The term “Holder” means Purchaser, or any permitted transferee of Purchaser that succeeds to the rights and obligations of Purchaser under this Agreement.
1.3    The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below) and the applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.
1.4    For the purposes hereof, the term “Registrable Securities” means and includes (i) the shares of Common Stock acquired by a Purchaser in the Common Stock Offering, (ii) the shares of Common Stock issuable upon exercise of the Warrants acquired by a Purchaser in the Common Stock Offering, and (iii) any Common Stock issued, or issuable upon the conversion or exercise of any warrant, right or other security which is issued, as a result of a stock split, dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities (A) sold by a person in a transaction in which its rights under Section 2 are not assigned, (B) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or otherwise sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) held by a Holder who no longer is entitled to exercise any right provided in Section 2 in accordance with Section 2.13 hereof.

1.5    The term “Ownership Percentage” means and includes, with respect to each Holder of Registrable Securities requesting inclusion of Registrable Securities in an offering pursuant to this Agreement, the number of Registrable Securities held by such Holder divided by the aggregate number of all Registrable Securities held by all Holders requesting registration in such offering.
1.6    The term “Public Offering” means and includes the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of securities to the general public for the account of the Company.
1.7    The term “Securities Act” means the Securities Act of 1933, as amended.
1.8    The term “Series C Holder” means a “Holder”, as such term is defined in the Series C Registration Rights Agreement.
1.9    The term “Series C Registrable Securities” means “Registrable Securities”, as such term is defined in the Series C Registration Rights Agreement.
1.10    The term “Series C Registration Rights Agreement” means that certain Registration Rights Agreement, dated July 19, 2006, by and among the Company and certain of its stockholders party thereto.
2.    REGISTRATION RIGHTS.
2.1    “Piggy Back” Registration. If at any time the Company shall determine to register under the Securities Act (including pursuant to a demand of any shareholder of the Company exercising registration rights other than pursuant to Section 2.2 hereof) any of its Common Stock in connection with the public offering of such securities solely for cash (other than a registration relating solely to (i) the sale of securities to participants in a Company employee benefits plan, (ii) equity securities issuable upon conversion of debt securities or (iii) a registration relating solely to a Rule 145 transaction), it shall send to Holder written notice of such determination and, if within ten (10) days after receipt of such notice, Holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Securities that Holder requests to be registered, except that if, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of Common Stock included in any such registration statement because, in such underwriter’s judgment, such limitation is necessary based on market conditions, (a) if such offering is the initial Public Offering of the Company’s securities solely for the Company’s own account, the Holders may be excluded entirely if the underwriters make the determination described above, and (b) if such offering is not the initial Public Offering of the Company’s securities or if the underwriters otherwise do not entirely exclude the Registrable Securities from the registration, the Company shall be obligated to include in such registration statement first, the number of Series C Registrable Securities requested to be included in such offering by Series C Holders, and second, with respect to the requesting Holder, only an amount of Registrable Securities equal to the product of (i) the number of Registrable Securities that remain available for registration after the underwriter’s cut-back and after application of the rights of the Series C Holders, and (ii) such Holder’s Ownership Percentage; provided, however, in either case, no Registrable Securities shall be reduced or excluded from any registration unless all other securities other than the Series C Registrable Securities and Registrable Securities are first entirely excluded from such registration.
If any Holder disapproves of the terms of such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. No incidental right under this Section 2.1 shall be construed to limit any registration required under Section 2.2.
2.2    Registration on Form S-3. At any time after the Company becomes eligible to register Registrable Securities for resale on Form S-3, or any similar form subsequently adopted by the Securities and Exchange Commission (“SEC”) which permits incorporation of substantial information by reference to other documents filed by the Company with the SEC (“Form S-3”), if the Company shall receive from one or more Holder or Holders of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:
(a)    promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
(b)    as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.3: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Company furnishes to the Holders requesting any registration pursuant to this Section 2.3 a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, such Form S-3 registration would be detrimental to the Company and that it is in the best interests of the Company to defer the filing of such registration statement, then the Company shall have the right to defer the filing of the Form S-3 registration statement with respect to such offering for a period of not more than ninety (90) days from receipt by the Company of the request by the Initiating Holder; provided, however, that the Company may not exercise such right more than once in any twelve-month period; (3) if such Form S-3 registration statement covers an offering of less than $500,000 of Registrable Securities; (4) if the Holders are otherwise eligible to sell their Registrable Securities under Rule 144 of the Securities Act; or (5) during the period ending on a date one hundred eighty (180) days after the effective date of a registration pursuant to Section 2.2 hereof or this Section 2.3.
(c)    Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.
2.3    Effectiveness.
(a)    The Company will use its best efforts to maintain the effectiveness for at least ninety (90) days of any registration statement pursuant to which any of the Registrable Securities are being offered or until the distribution described in such registration statement is completed, if earlier; provided, however, that: (i) such period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such period shall be extended, if necessary, to keep the registration statement effective until the earlier to occur of (A) one hundred and eighty (180) days following the effectiveness of the registration statement, or (B) the date that all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.
(b)    The Company will from time to time amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation.
2.4    Indemnification.
(a)    Indemnification of Holders. In the event that the Company registers any of the Registrable Securities under the Securities Act, the Company will, to the extent permitted by law, indemnify and hold harmless each Holder, its legal counsel and independent accountants, and each of their officers, directors and partners, and each underwriter of the Registrable Securities so registered (including any broker or dealer through whom such shares may be sold) and each person, if any, who controls such Holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof), joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such Holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company); (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; or (iii) any violation by the Company of the Securities Act, the Exchange Act, a state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law; provided, however, that the indemnity contained in this Section 2.4(a) will not apply where such untrue statement or omission was made in such registration statement, preliminary or amended, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder of Registrable Securities, any such underwriter or any such controlling person expressly for use therein. Promptly after receipt by any Holder of Registrable Securities, any underwriter or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such Holder of Registrable Securities, or such underwriter or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Holder of Registrable Securities, such underwriter or such controlling person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Such Holder of Registrable Securities, any such underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of such Holder, underwriter or controlling person by counsel retained by or on the behalf of the Company would be inappropriate due to conflicts of interest between any such person and any other party represented by such counsel in such proceeding or action, in which case the Company shall pay, as incurred, the fees and expenses of one (1) such separate counsel. The Company shall not be liable to indemnify any person under this Section 2.4(a) for any settlement of any such action effected without the Company’s consent (which consent shall not be unreasonably withheld). The Company shall not, except with the approval of each party being indemnified under this Section 2.4(a) (which approval will not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.
(b)    Indemnification of Company. In the event that the Company registers any of the Registrable Securities under the Securities Act, each Holder of the Registrable Securities so registered will, to the extent permitted by law, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each underwriter of the Registrable Securities so registered (including any broker or dealer through whom any of such shares may be sold), and each person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof), joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder, expressly for use therein; provided, however, that such Holder’s obligations hereunder shall be limited to an amount equal to the proceeds to such Holder of the Registrable Securities sold in such registration, except in the case of fraud by such Holder. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such Holder of Registrable Securities, the Company will notify such Holder of Registrable Securities in writing of the commencement thereof, and such Holder of Registrable Securities shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such Holder of Registrable Securities. The Company and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of the Company, any of its officers or directors or any underwriter or controlling person by counsel retained by or on the behalf of such Holder would be inappropriate due to conflicts of interest between any such person and any other party represented by such counsel in such proceeding or action, in which case such Holder shall pay, as incurred, the fees and expenses of one (1) such separate counsel. Notwithstanding the two preceding sentences, if the action is one in which the Company may be obligated to indemnify any Holder of Registrable Securities pursuant to Section 2.4(a), the Company shall have the right to assume the defense of such action, subject to the right of such holders to participate therein as permitted by Section 2.4(a). Such Holder shall not be liable to indemnify any person for any settlement of any such action effected without such Holder’s consent (which consent shall not be unreasonably withheld). Such Holder shall not, except with the approval of the Company (which approval shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the party being so indemnified of a release from all liability in respect to such claim or litigation.
(c)    The obligations of the Company and the Holders under this Section 2.4 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.
2.5    Contribution. If the indemnification provided for in Section 2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of Section 2.4 hereof or this Section 2.5, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
2.6    Exchange Act Registration. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
(a)    use its best efforts to make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;
(b)    take such reasonable action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;
(c)    file on a timely basis with the SEC all information that the SEC may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, take all action that may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to the Company’s Common Stock; and
(d)    furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the SEC, and (iii) any other reports and documents that a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such Registrable Securities without registration.
2.7    Further Obligations of the Company. Whenever the Company is required hereunder to register Registrable Securities, it agrees that it shall also do the following:
(a)    furnish to each selling Holder such copies of each preliminary and final prospectus and any other documents that such Holder may reasonably request to facilitate the public offering of its Registrable Securities;
(b)    use its best efforts to register or qualify the Registrable Securities to be registered pursuant to this Agreement under the applicable securities or “blue sky” laws of such jurisdictions as any selling Holder may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;
(c)    notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
(d)    cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;
(e)    provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(f)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;
(g)    furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective:
(i)    an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities; and
(ii)    “comfort” letters signed by the Company’s independent public accountants who have examined and reported on the Company’s financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ “comfort” letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ “comfort” letters delivered to the underwriters in underwritten public offerings of securities, but only if and to the extent that the Company is required to deliver or cause the delivery of such opinion or “comfort” letters to the underwriters in an underwritten public offering of securities;
(h)    permit each selling Holder or his, her or its counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them for a bona fide purpose in connection with this Agreement; and
(i)    furnish to each selling Holder, upon request, a copy of all documents filed and all correspondence from or to the SEC in connection with any such offering unless confidential treatment of such information has been requested of the SEC.
2.8    Expenses. In the case of a registration under Sections 2.1 or 2.2 the Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, SEC filing fees and “blue sky” fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriter’s commissions or discounts attributable to the Registrable Securities being offered and sold by the Holders of Registrable Securities.
2.9    Transfer of Registration Rights. The registration rights of a Holder of Registrable Securities under this Agreement may be transferred (but only with all related obligations) to a transferee or assignee which receives all, but not less than all, of the Registrable Securities then held by the Holder, provided that, such transfer or assignment shall be effective only if the transferee agrees to be bound by this Agreement, such transfer or assignment complies with the Purchase Agreement and federal and state securities laws, and that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred.
2.10    Termination of Registration Rights. The obligations of the Company to register any Holder’s Registrable Securities pursuant to this Section 2 shall terminate if all of a Holder’s Registrable Securities may be sold under Rule 144 during any ninety (90) day period.
3.    MISCELLANEOUS.
3.1    Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.
3.2    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.
3.3    Entire Agreement. This Agreement, the Purchase Agreement and the exhibits and other documents delivered pursuant to the Purchase Agreement, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.
3.4    Severability. Any invalidity, illegality, or limitation of the enforceability of any one or more of the provisions of this Agreement, or any part thereof, shall in no way affect or impair the validity, legality, or enforceability of this Agreement with respect to any other term or provision. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
3.5    Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived with the written consent of the Company and the Holders of not less than a majority of then outstanding Registrable Securities; provided, however, that no such amendment or waiver shall reduce the aforesaid percentage requirement without the consent of the Holders of all of such Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto and their then existing and future successors and assigns. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the record holders of any Registrable Securities of the Company who have not previously consented thereto in writing.
3.6    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to the Holders of Registrable Securities upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on the Holders’ part of any breach, default or noncompliance under this Agreement, or any waiver on the Holders’ part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies under this Agreement, under law, or otherwise afforded to the Holders, shall be cumulative and not alternative.
3.7    Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, upon confirmed facsimile transmission, on the next business day following mailing by professional overnight courier service or on the third day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(a)	if to a Purchaser, at such Purchaser’s address as set forth on such Purchaser’s counterpart signature page hereto;

(b)	if to the Company, at
AutoGenomics, Inc.
2980 Scott Street
Vista, CA 92081
Attention: Fareed Kureshy, President & CEO
Facsimile: (760) 477-2252
with a copy to
Bingham McCutchen LLP
600 Anton Boulevard, 18th Floor
Costa Mesa, CA 92626
Attention: Todd A. Hentges, Esq.
Facsimile: (714) 830-0700

(c)    Any party may at any time change the address to which notice to such party shall be mailed by giving notice of such change to all of the other parties pursuant to this Section 3.7.
3.8    Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled as determined by such court or proceeding.
3.9    Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
3.10    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
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[ Signature Page to Registration Rights Agreement ]
IN WITNESS WHEREOF, each of the undersigned executes and agrees to be bound by this Registration Rights Agreement as of the date first above written.

“THE COMPANY”
AUTOGENOMICS, INC., a Delaware corporation

By:	/s/ Fareed Kureshy
Fareed Kureshy, President & CEO
“PURCHASER”

GENOMIC GENERATION PARTNERS, LLC,
a Delaware limited liability company

By:
Name:
Title:

Mailing Address:
Telephone No.:
Facsimile No:
Email Address:
(City, State and Zip)